Company Contact: Mr. Jing Xie Chief Financial Officer Universal Travel Group Phone: +86-755-8366-8489 Email: 06@cnutg.cn us.cnutg.com
Investor Relations Contact:
Mr. Crocker Coulson, President
CCG Investor Relations
Phone: +1-646-213-1915 (NY office) or
Mr. Gary Chin, Phone: +1-646-213-1909
E-mail: crocker.coulson@ccgir.com
www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group to Sell its Air Cargo Agency Business

•	Accretive transaction to sharpen focus on high growth, profitable travel business

SHENZHEN, China, June 17, 2009 – Universal Travel Group (AMEX: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing and hotel reservation services, today announced that the Company will sell its subsidiary, Shenzhen Speedy Dragon Enterprise Limited (“SSD”), an air cargo logistics company acquired by Universal Travel Group in the second quarter of 2007.

With a strategy to focus on its core business segments with higher profit margins, Universal Travel Group has reached an agreement to sell SSD back to its original owner, thereby exiting the air cargo agency business.  Universal Travel Group originally paid for the acquisition with cash and 714,285 shares of common stock prior to the recent 3-for-1 reverse split (approximately 238,095 shares post split).  According to the terms of the transaction, SSD's original owner will return all his shares to Universal Travel Group to be placed in Treasury stock.  In addition, SSD will issue a promissory note for cash in the amount of RMB 3.5 million (approximately, US$500,000) to be paid to Universal Travel Group over the next year.

While SSD was marginally profitable, the transaction is expected to be accretive to the Company’s earnings per share.  Universal Travel Group reaffirms its 2009 sales and net income guidance of $88.0 - $96.0 million and $16.8 - $18.0 million, respectively.  The Company expects that the small shortfall in revenue due to the sale of SSD for the remainder of the fiscal year will be more than compensated for by revenue from its expanded operations through its new second home base in Chongqing, which had celebrated its grand opening on June 16, 2009.

“Universal Travel Group’s sale of Shenzhen Speedy Dragon was a strategic business decision,” said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group. “By focusing our resources on our core businesses with higher growth and profit potential, we should be able to better execute our strategy to gain market share in the PRC’s attractive domestic tourism industry.  We believe that we have strategically positioned ourselves at the forefront of this growing industry.”

About Universal Travel Group

Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers as well as booking services for air tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

# # #